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                                                                      EXHIBIT 23


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form F-3 (Nos. 333-103033, 333-107363, 333-112568, 333-113091, 333-114099 and
333-116537) and Registration Statements on Form S-8 (Nos. 333-763828, 333-220, 333-5532 and 333-7762) pertaining to the Employee Share Option Plan of Trinity Biotech plc of our report dated March 30, 2005, with respect to the consolidated financial statements and schedule of Trinity Biotech plc included in this Annual Report (Form 20-F) for the year ended December 31, 2004.


ERNST & YOUNG

Dublin, Ireland
March 30, 2005